60 East 42nd Street Assocaites
June 30, 2002





                                         Exhibit 99(1)

        60 East 42nd St. Associates L.L.C.

        Chief Executive Officer Certification
                Pursuant to Section 906
            of Sarbanes - Oxley Act of 2002

	The undersigned Peter L. Malkin is signing this Chief Executive Officer certification as a Member* of 60 East 42nd St. Associates L.L.C. ("Registrant") to certify that:

(1) the Quarterly Report on Form 10-Q of Registrant for the quarterly period ended June 30, 2002 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange
Act of 1934 (15 U.S.C.78m or 78o(d)); and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Registrant.

Dated:  August 20, 2002
                                By /s/ Peter L. Malkin
                                Peter L. Malkin
                                Member of 60 East 42nd St. Associates
                                L.L.C.




*Registrant's organizational documents do not provide for a Chief Executive Officer or other officer with equivalent rights and duties. As described in the Quarterly Report, Registrant is a limited liability company with seven Members who act as agents for investor participants. Accordingly, this Chief Executive Officer certification is being signed by the Member of Registrant with the longest term of service.